UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2022 (May 31, 2022)
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Open Lending Corporation (the “Company”) on June 1, 2022 (the “Original Filing”). The Original Filing reported the voting results at the Company’s 2022 annual meeting of stockholders held on May 31, 2022 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency of future advisory, non-binding votes on the compensation of the Company’s named executive officers.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As previously disclosed, at the Annual Meeting, the Company’s stockholders cast a majority of votes in favor of recommending a frequency of one year for future executive compensation advisory votes, through an advisory, non-binding resolution (the “frequency proposal”).
In consideration of the stockholder vote on the frequency proposal, and consistent with the recommendations of the Company’s board of directors disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2022, the Company has determined to hold the advisory, non-binding vote on the compensation of the Company’s named executed officers on an annual basis until stockholders vote on the next required frequency proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer
Date: June 14, 2022

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